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                                                                    Exhibit 99.1

                               MMC NETWORKS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER __, 2000

     The undersigned hereby appoints Douglas C. Spreng and Richard C. Yonker, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of MMC Networks, Inc. ("MMC Networks") which the undersigned may be entitled to vote at a Special Meeting of Stockholders of MMC Networks to be held at the offices of MMC Networks at 1144
E. Arques Avenue, Sunnyvale, California, 94085, on September __, 2000 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "MMC Networks Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE NOTICE AND IN THE PROSPECTUS/PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE MMC NETWORKS SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1     To approve and adopt the Agreement and Plan of Merger and
               Reorganization dated as of August 28, 2000, among Applied Micro
               Circuits Corporation ("AMCC"), Mercury Acquisition Corp., a newly formed wholly owned subsidiary of AMCC ("Merger Sub"), and MMC
               Networks, Inc., pursuant to which Merger Sub will merge with and into MMC Networks, and Merger Sub will cease to exist and MMC
               Networks will become a wholly owned subsidiary of AMCC (the
               "Merger") and approve the Merger.

          [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

PROPOSAL  2    In the Board's discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the MMC Networks Special Meeting.

Receipt of the Prospectus/Proxy Statement dated September __, 2000 is hereby acknowledged.

Dated ______________, 2000                  ____________________________________

                                            ____________________________________
                                                         SIGNATURE(S)

                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            an authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.